Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Savings Financial Group, Inc. and Subsidiaries (the "Company") on Form 10-Q for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Anthony A. Schoen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

DATE: February 10, 2010	BY:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer